Exhibit 10.3

NEXTGEN HEALTHCARE, INC.

PERFORMANCE STOCK AWARD

GRANT NOTICE

NextGen Healthcare, Inc. 2021 Employment Inducement Equity Incentive Plan

NextGen Healthcare, Inc. (the “Company”), pursuant to its 2021 Employment Inducement Equity Incentive Plan, as may be amended from time to time (the “Plan”), hereby grants to Participant the right to receive the Performance Stock Award set forth below (the “PSUs” or the “Award”). This Award is subject to all of the terms and conditions as set forth herein and in the Performance Stock Award Agreement and the Plan, each of which are attached hereto and incorporated herein in their entirety. Defined terms not explicitly defined in this Grant Notice but defined in the Plan shall have the same definitions as in the Plan.

Participant:
Grant Date:
Number of PSUs:
Vesting Schedule:	See Attachment II.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Performance Stock Award Agreement and the Plan. Participant further acknowledges that this Grant Notice, the Performance Stock Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the award of Common Stock in the Company and supersede all prior oral and written agreements on that subject with the exception of awards previously granted and delivered to Participant under the Plan.

NEXTGEN HEALTHCARE, INC	PARTICIPANT:

By:	By:
[ ]		[ ]
[ ]

Date:

ATTACHMENTS:

Attachment I:	Performance Stock Award Agreement
Attachment II:	Performance Vesting Schedule
Attachment III:	NextGen Healthcare, Inc. 2021 Employment Inducement Equity Incentive Plan

ATTACHMENT I

PERFORMANCE STOCK AWARD AGREEMENT

NEXTGEN HEALTHCARE, INC.

2021 EMPLOYMENT INDUCEMENT EQUITY INCENTIVE PLAN

PERFORMANCE STOCK AWARD AGREEMENT

Pursuant to the Performance Stock Award Grant Notice (“Grant Notice”) and this Performance Stock Award Agreement (the “Agreement”) and in consideration of Participant’s continued employment with the Company or any Affiliate and for other good and valuable consideration, NextGen Healthcare, Inc. (the “Company”) has awarded Participant a performance stock award (collectively, the “PSUs” or the “Award”) under its 2021 Employment Inducement Equity Incentive Plan, as may be amended from time to time (the “Plan”) with respect to the number of shares of the Company’s Common Stock subject to the Award indicated in the Grant Notice. Except where indicated otherwise, defined terms not explicitly defined in this Performance Stock Award Agreement but defined in the Plan shall have the same definitions as in the Plan. The Award is intended to constitute an “employment inducement” award under Nasdaq Stock Market (“Nasdaq”) Rule 5635(c)(4), and consequently is intended to be exempt from the Nasdaq rules regarding shareholder approval of stock option plans or other equity compensation arrangements. This Agreement and the terms and conditions of the Award shall be interpreted in accordance with and consistent with such exception.

The PSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

The details of the Participant’s Award are as follows:

ARTICLE I.

PSUs

1.1 GRANT OF PSUS. The Company has granted the PSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each PSU represents the right to receive one share of Common Stock, as set forth in this Agreement. Participant will have no right to the distribution of any share of Common Stock underlying a PSU until the time (if ever) such PSU has become a Fully-Vested PSU (as defined in Attachment II).

2.2 UNSECURED PROMISE. The PSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

ARTICLE II.

VESTING; FORFEITURE AND SETTLEMENT

2.1 VESTING; FORFEITURE. Subject to Section 2.2 hereof, PSUs will vest and be subject to forfeiture according to and as set forth on Attachment II. Any PSUs that remain outstanding and are not Fully-Vested PSUs (each such term as defined in Attachment II) as of the close of business on the last day of the Performance Period automatically will be forfeited and terminated without consideration therefore at the close of business on the last day of the Performance Period.

2.2 SETTLEMENT.

(a) The PSUs will be paid in shares of Common Stock within 60 days after the date on which such PSUs become Fully-Vested PSUs, as determined pursuant to Attachment II.

(b) Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate applicable law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)), provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.

ARTICLE III.

TAXATION AND TAX WITHHOLDING

3.1 REPRESENTATION. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

3.2 TAX WITHHOLDING.

(a) The Company shall withhold, or cause to be withheld, Shares otherwise vesting or issuable under this Award in satisfaction of any applicable withholding tax obligations. The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding no greater than the aggregate amount of such liabilities based on the minimum individual statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income.

(b) Unless the tax withholding obligations of the Company and/or any Affiliate thereof are satisfied, the Company shall have no obligation to issue any stock certificates or uncertificated shares for such shares.

(c) Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the PSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the PSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the PSUs or the subsequent sale of shares of Common Stock. The Company and the Subsidiaries do not commit and are under no obligation to structure the PSUs to reduce or eliminate Participant’s tax liability.

3.3 SECTION 409A.

(a) To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Company determines that the PSUs (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for the PSUs to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

(b) All payments of nonqualified deferred compensation subject to Section 409A to be made upon a termination of Continuous Service under this Agreement may only be made upon Participant’s “separation from service” from the Company within the meaning of Section 409A(a)(2)(A)(i) of the Code (“Separation from Service”).

(c) Notwithstanding anything to the contrary in this Agreement, no amounts shall be paid to Participant under this Agreement during the six-month period following Participant’s Separation from Service to the extent that the Company determines that Participant is a “specified employee” (within the meaning of Section 409A) at the time of such Separation from Service and that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Section 409A without being subject to such additional taxes), the Company shall pay to Participant in a lump-sum all amounts that would have otherwise been payable to Participant during such six-month period under this Agreement.

ARTICLE IV.

OTHER PROVISIONS

4.1 ADJUSTMENTS. Participant acknowledges that the PSUs, the shares of Common Stock subject to the PSUs and the Tranche Price Targets are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan. The Administrator shall also have the exclusive authority, in its reasonable discretion, to make proper adjustments and/or modifications to one or more Tranche Price Targets (as defined in Attachment II) in the event of any extraordinary, unusual or infrequent events or occurrences, or changes in accounting principles or applicable law, or a Change in Control, affecting a Tranche Price Target that the Administrator determines have an unintended effect on the calculation of the Tranche Price Targets.

4.2 PERFORMANCE STOCK AWARD. This Award shall constitute a Performance Stock Award for purposes of the Plan.

4.3 NOTICES. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

4.4 TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.5 CONFORMITY TO SECURITIES LAWS. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all applicable laws and, to the extent applicable laws permit, will be deemed amended as necessary to conform to applicable laws.

4.6 SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.7 LIMITATIONS APPLICABLE TO SECTION 16 PERSONS. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement, the PSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent applicable laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.8 AGREEMENT SEVERABLE. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.9 LIMITATION ON PARTICIPANT’S RIGHTS. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive cash or the shares of Common Stock as a general unsecured creditor with respect to the PSUs, as and when settled pursuant to the terms of this Agreement.

4.10 NOT A CONTRACT OF EMPLOYMENT. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Affiliate or interferes with or restricts in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and Participant.

4.11 CHOICE OF LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the law of the State of California without regard to such state’s conflicts of law rules.

4.12 COUNTERPARTS. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to applicable law, each of which will be deemed an original and all of which together will constitute one instrument.

4.13 AMENDMENT. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by Participant and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Administrator by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to Participant, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially adversely affecting Participant’s rights hereunder may be made without Participant’s written consent. Without limiting the foregoing, the Administrator reserves the right to change, by written notice to Participant, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein. Participant agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Award.

4.14 ACKNOWLEDGMENT. Participant acknowledges and agrees that Participant has reviewed the Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting the Award and fully understands all provisions of the Award.

4.15 CLAWBACK. Notwithstanding Section 8(k) of the Plan, the Award and the PSUs and the shares issuable upon settlement of the PSUs shall be subject to recoupment in accordance with any clawback policy maintained by the Company, including any such policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. The Company and Participant acknowledge that this Section 4.15 is not intended to limit any clawback and/or disgorgement of the PSUs and/or the shares issuable hereunder pursuant to Section 304 of the Sarbanes-Oxley Act of 2002.

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ATTACHMENT II

PERFORMANCE AND TIME-BASED VESTING

ATTACHMENT III

NEXTGEN HEALTHCARE, INC.

2021 EMPLOYMENT INDUCEMENT EQUITY INCENTIVE PLAN

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